Exhibit (a)(2)

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Salton, Inc.	Computershare Trust Company, N.A.
Letter of Transmittal	250 Royall Street
Canton Massachusetts 02021
Telephone 800 251 4215
www.computershare.com

Letter of Transmittal - ACTION REQUIRED

YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold Salton, Inc. Common Stock certificates that have been converted into the right to receive cash as a result of the merger, effective December 9, 2008. In order to receive your cash proceeds of $0.75 per share, you MUST return these certificates. To receive the cash consideration for your shares, please follow the instructions below.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete Box A - Lost Certificate(s) on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate. You must also sign this form in Box A. If you have lost any shares you must have your signature(s) notarized (see Step 3 on the reverse). All registered holders MUST sign exactly as the name is printed above. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

Step 1. Your Salton, Inc. Common Stock certificates:

Locate the listed certificates.

Lost Certificate Numbers	Shares	Lost Certificate Numbers	Shares

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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Additional Instructions for Completing the Letter of Transmittal and Surrendering Certificates

Delivery of Certificates: Your old Salton, Inc. Common Stock certificate(s) and this Letter of Transmittal must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) and warrants that the shares represented by these certificates are owned by you and that they are free and clear of liens, restrictions, adverse claims and encumbrances.

Special Transfer Instructions: If your check is to be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below. If you would like your check mailed to an address different than the address reflected above, please call Computershare at the number listed below for additional instructions.

Letter of Transmittal Required: You will not receive your check unless and until you deliver this Letter of Transmittal properly completed and duly executed, to Computershare, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority.

Box A - Lost Certificate(s)

SAFECO INSURANCE COMPANY OF AMERICA

LOST SECURITIES AFFIDAVIT FOR COMPUTERSHARE ACCOUNTS LESS THAN $150,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Trust Company, N.A. and Computershare Shareholder Services, Inc., and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM

LOST CERTIFICATE BOND		X	$0.02	=		+	$50.00 processing fee	=
PREMIUM CALCULATION:	Shares Lost		Bond premium Per share		Total Premium Due (MINIMUM $20.00)				Total Check Amount

Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 26 or fewer shares, there is a minimum premium of $20.00. There is also a processing fee of $50.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS

All registered owners MUST sign below exactly as the name(s) appears on the front of this form. If you have lost any shares you must have your signature(s) notarized. If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $150,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner                                                                   Signature of Co-Owner, if any

STEP 3. NOTARIZATION

State of                                               County of                                 Notary Signature

Printed Name of Notary                                                              Sworn to and subscribed to me this (date)                     (month/day/year)

My commission Expires (date)                                                                               (month/day/year) (Notary Seal)

Enclose all certificates in the envelope provided and send with completed form to Computershare.

By Mail:	By Overnight Delivery:	For Assistance Please Call:

Computershare	Computershare	Within the US, Canada and Puerto Rico:
Corporate Actions	Corporate Actions	1-800-251-4215
P.O. Box 43014	250 Royall Street	Outside the US, Canada and Puerto Rico:
Providence, RI 02940-3014	Canton, MA 02021	1-781-575-3120